PART II, ITEM 6.
                                                                   EXHIBIT 10(a)
                              EMPLOYMENT AGREEMENT

Employment Agreement, dated as of April 11, 1996, between AMERICAN CONSOLIDATED LABORATORIES, a Florida Corporation (the "Company") and Joseph A. Arena (the Executive").

1.   EMPLOYMENT DUTIES

(a) The Company hereby agrees to employ the Executive as the Chief Executive Officer of the Company. The Executive shall carry out those duties, consistent with the usual and customary duties of the position, as set forth in the By-Laws and as the Board of Directors of the Company may determine from time to time. The Executive shall employ his full business time and best efforts to the performance of his duties under this Agreement.

(b) The Executive agrees to serve as a member of the Board of Directors of the Company without additional compensation.

(c) The Company hereby permits the Executive to continue to residence outside of the State of North Carolina until December 31, 1996. Thereafter, if shall be a condition of continued employment that the Executive shall relocate to Raleigh-Durham.

2.   TERM OF EMPLOYMENT

(a) The Term of the Executive's employment shall commence on April 11, 1996 (the "Initial Employment Date") and will end on the first anniversary of such date (such term, including any extensions thereof pursuant to this section 2, being hereafter referred to as the "Term") unless extended or sooner terminated as herein provided.

(b) Unless earlier terminated pursuant to Section 5 of this Agreement, the term of this Agreement will be extended automatically in one year increments of each anniversary of the Initial Employment Date, unless either party to this agreement gives notice of its intent to terminate this Agreement at least 90 days prior to the next termination date of this Agreement. The Executive shall abstain from any vote of the Board of Directors as an interested party in any determination by the Board of Directors whether to terminate this Agreement pursuant to this Section 2 or Section 5 of this Agreement.

3.   COMPENSATION

(a) Base Salary. The Executive shall receive a Base Salary of $125,000 per annum. The Compensation payable to the Executive shall be payable in accordance with the payroll policies of the Company as from time to time in effect, and will be subject to customary withholdings for income taxes, FICA and similar charges.
13

(b) Bonus. In addition to a base salary, the Executive will be eligible to receive a bonus of up to 33.33% of his Base Salary determined by the Compensation Committee of the Board of Directors based on the Executive's performance and the Company's performance for the preceding calendar year.

(c) Participation in Executive Benefit Plans. The Executive will be eligible to participate in the Company's group life, hospitalization or disability insurance plan, health program, pension plan or other similar benefit plan of the Company on the same terms and conditions as are available to the other executives of the Company.

(d) Business Expenses. Subject to such policies and procedures as may from time to time be established by the Board of Directors, the Company will reimburse the Executive for all reasonable expenses actually incurred or paid by the Executive in the performance of services under this Agreement, upon presentation of expense statements or vouchers or such other supporting information as the Company may reasonably require.

(e) Vacation. The Executive will be entitled to annual paid vacation leave of three weeks per annum. Unused vacation leave will not accrue.

(f) Relocation expense. The Executive shall be reimbursed up to $10,000 in relocation expenses, against appropriate documentation.

4.    STOCK OPTIONS

(a) Options Grant and Vesting. The Executive will be granted options to purchase 250,000 shares of Company Common Stock, priced at the average of the bid and ask price on the NASDAQ system in the ten trading days prior to the Initial Employment Date. The Company shall, as soon as feasible, issue the options pursuant to a stock option plan for key executives, officers, directors and employees of the Company. The options will vest on the following Anniversary Dates of the Initial Employment Date:

         First Anniversary Date             25%
         Second Anniversary Date            25%
         Third Anniversary Date             25%
         Fourth Anniversary Date            25%

(b) Option Term. The options will expire 10 years from the date of grant, subject to the earlier termination of the Executive for any reason, or upon the occurrence of a Transaction Event, (which will include a distribution by Tullis-Dickerson Capital Focus, L.P. of its shares of Common Stock to its limited partners), with forfeiture of unvested options upon termination of employment.
14

(c) Transaction Event. In the event of a Transaction Event, the Executive's unvested shares shall vest immediately. A "Transaction Event" shall include:

         (i) The sale, exchange or other transfer, directly or indirectly, of substantially all of the assets of the Company (in one transaction or a series of related transactions) to a person or entity that is not controlled by the Company; or,

         (ii) a merger or consolidation to which the Company is a party if the shareholders of the Company immediately prior to the effective date of such merger or consolidation have "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), immediately following the effective date of such merger or consolidation of securities of the surviving corporation, representing less than 50% of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of Directors.

(d) Exercise on Termination of Employment. The Executive shall be entitled to exercise his vested options within 90 days of his death, disability, resignation or termination of employment. Any unvested options shall expire.

5.    TERMINATION

(a)  Termination for Cause; Voluntary Resignation by Executive.

"Termination for Cause" will include termination by the Company on any of the following grounds only:

         (i)   The   Executive's engaging in misconduct materially injurious to the Company;

         (ii)  Any uncured breach of this Agreement by the Executive;

         (iii) The Executive's conviction of any crime (whether or not involving the Company) which constitutes a felony in the jurisdiction involved;

         (iv) The Executive's failure or refusal to perform his duties as required by this Agreement.

(b) In the event that the Executive shall be Terminated for Cause or the Executive resigns or quits:

         (i) all compensation hereunder in respect to periods after such termination, resignation or quitting will terminate upon such termination or resignation;

         (ii) all unvested stock options to the Executive will be forfeited and the expiration date for all vested stock options granted to the Executive will be the date 90 days after the date of such termination, resignation, or quitting;

         (iii)  The Executive shall cease to be a member of the Board of
Directors.
15

(c) Termination at the end of the Term or Not for Cause. Upon termination of the Executive's employment hereunder at the end of the Term, or upon Termination Not for Cause;

         (i) The Executive shall receive an amount equal to the Executive's Base Salary calculated on the basis of his then prevailing annual salary rate for a period of six months after such Term or Termination Not for Cause, as the case may be;

         (ii) all unvested stock options granted to the Executive will be forfeited and the expiration date for all vested stock options granted to the Executive will be the date 90 days after such Term or Termination Not for Cause.

(iii)     The Executive shall cease to be a member of the Board of Directors.

6.  COVENANTS AGAINST COMPETITION, NO SOLICITATION

(a) During the term of this Agreement, and for a period of one (1) year following the termination of the Executive's employment hereunder, and in consideration of the Company's agreement to pay the Executive the salary, bonus and benefits described in Section 3 of this Agreement, the Executive agrees that he will not, directly or indirectly, engage or be interested in any business that engages anywhere in the continental United States in the business of producing, manufacturing, marketing or distributing contact lenses or the raw materials from which contact lenses are made or any other product manufactured by the Company during the Term, except within the scope of his duties as Chief Executive Officer of the Company.

The Executive will not directly or indirectly for a period of one (1) year following the termination of the Executive's employment hereunder actively solicit for employment or hire any person who is employed by the Company.

7.  PROPERTY OF THE COMPANY

All memoranda, notes, lists, records and other documents or papers (and all copies thereof), including such items stored in computer memories, on microfiche or by any other means, made or compiled by or on behalf of the Executive or made available to him relating to the Company are and will be the Company's property and will be delivered to the Company promptly upon the termination for his employment with the Company or any other time on request and such information shall be held confidential by the Executive after the termination of his employment with the Company.

8.  CONFIDENTIALITY

Anything herein to the contrary notwithstanding, Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data of the Company not generally known to the public 16 obtained by Executive during his employment by the Company, and Executive shall not during his employment by the Company or at any time during the three-year period after the termination of such employment, communicate or divulge any such information, knowledge or data to any person, firm or corporation other than the Company, or persons, firms or corporations designated by the Company.

9.  RIGHTS AND REMEDIES UPON BREACH

The parties hereto agree and stipulate that the restraints imposed by Sections 6, 7 and 8 of this Agreement (the "Protective Provisions" shall be enforceable through injunction as well as an action for damages, that such restraints upon the Executive are reasonable with regard to their limitations and necessary for the protection of the Company and its business, and that such restraints will not be unduly burdensome to the Executive.
17

10.  SEVERABILITY OF COVENANTS

The parties hereto acknowledge and agree that the Protective Provisions are reasonable and valid in geographical and temporal scope, and in all other respects. If any court determines that any of the Protective Provisions, or any part thereof, are invalid or unenforceable, the remainder of the Protective Provisions will not thereby be affected and will be given full effect, without regard to the invalid portions. It is agreed by the Company and the Executive that if any portion of the covenants set forth in these Sections 6 - 11 are held to be invalid, arbitrary or against public policy, such portion of such covenants shall be considered divisible both as to time and geographical area. The Company and the Executive agree that, if any court of competent jurisdiction determines the specified time period or the specified geographical area applicable to these Sections 6 - 11 to be invalid, unreasonable, arbitrary or against public policy, a lesser time period or geographical area which is determined to be reasonable, non-arbitrary and not against public policy may be enforced against the Executive.

11.  ENFORCEABILITY IN JURISDICTIONS

         The Company and the Executive intend to and hereby confer jurisdiction to enforce the Protective Provisions upon the courts of any jurisdiction within the geographical scope of such covenants. If the courts of any one or more of such jurisdictions hold the Protective Provisions unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the Company and the Executive that such determination not bar or in any way affect the Company' s right to the relief provided in these Sections 6 -11 in the courts of any other jurisdiction within the geographical scope of such Protective Provisions, as to breaches of such Protective Provisions in such other respective jurisdictions, such Protective Provisions as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.
18

12.  MANAGEMENT OF THE COMPANY

Nothing in this Agreement shall limit the right of the Board of Directors to manage the business and affairs of the Company or otherwise establish policy for the benefit of the Company.

13.  NOTICE

Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered personally or sent by certified, registered, or express mail, postage prepaid. Any such notice will be deemed given when so delivered personally, or if mailed, two days after the date of deposit in the United States mails, as follows:

         If to the Company, to:

         American Consolidated Laboratories
         1640 North Market Street
         Raleigh, North Carolina  27609

         With a copy to each of:

         Thomas P. Dickerson
         Tulllis-Dickerson & Co., Inc.
         One Greenwich Plaza
         Greenwich, CT  06830

         Bonnie Pinzel, Esq.
         Schifino & Fleischer
         One Tampa City Center
         201 North Franklin St.
         Tampa, FL  33602-5174

         Thomas Kruger, Esq.
         Battle, Fowler LLP
         75 East 55th St.
         New York, NY  10022

         If to the Executive, to:

         Joseph A. Arena
         Carolina Contact Lens
         1640 North Market Drive
         Raleigh, North Carolina  27609
19

14.  ENTIRE AGREEMENT

         This Agreement contains the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements, written or oral, with respect thereto.

15.  WAIVERS AND AMENDMENTS; REMEDIES

This Agreement may be amended, superseded, canceled, renewed, or extended and the terms of this Agreement may be waived, only by a written instrument signed by the parties, or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

16.  GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of North Carolina (other than any North Carolina law respecting conflict-of-laws that would make the laws of any other jurisdiction applicable).

17.   ASSIGNMENT

This Agreement, and the Executive's rights and obligations hereunder, are personal in nature and may not be assigned by the Executive. The Company may assign this Agreement and its rights, together with its obligation, hereunder in connection with any sale, transfer or other disposition of all or substantially all of its assets or business, whether by merger, consolidation or otherwise.

18.  COUNTERPARTS

This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original but all such counterparts together shall constitute one and the same instrument.

19. HEADINGS

The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.
20

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the 11th day of April 1996.


                                            AMERICAN CONSOLIDATED LABORATORIES


                                            By /s/ Thomas P. Dickerson
                                            Thomas P. Dickerson
                                            Chairman and Director


                                            /s/ Joseph A. Arena
                                            Joseph A. Arena